Exhibit 99.1

IRADIMED CORPORATION Announces Third Quarter 2017 Financial Results

•                  Reports third quarter 2017 revenue of $5.7 million

•                  Reports third quarter 2017 GAAP diluted EPS of $0.02 and non-GAAP diluted EPS of $0.07

•                  Increases full year 2017 non-GAAP diluted EPS guidance

Winter Springs, Florida, October 30, 2017 — IRADIMED CORPORATION (NASDAQ:IRMD), a leader in the development of innovative magnetic resonance imaging (MRI) medical devices and the only known provider of non-magnetic intravenous (IV) infusion pump systems that are designed to be safe for use during MRI procedures, today announced financial results for the three and nine months ended September 30, 2017.

For the third quarter ended September 30, 2017, the Company reported revenue of $5.7 million compared to $7.7 million for the third quarter 2016. Net income was $0.2 million, or $0.02 per diluted share, compared to net income of $1.6 million, or $0.13 per diluted share for the third quarter 2016. Gross profit margin was 77.0%, compared to 81.7% for the third quarter 2016. Domestic sales were 88.2% of total revenue, compared to 90.1% for the third quarter 2016. Revenue for the third quarter ended September 30, 2017 included $0.1 million in sales of our patient vital signs monitoring systems to international customers.

Non-GAAP net income was $0.8 million for the quarter ended September 30, 2017, compared to non-GAAP net income of $1.7 million for the third quarter 2016. Non-GAAP earnings per diluted share was $0.07, compared to $0.14 for the third quarter 2016. Free cash flow was $1.7 million, compared to $3.3 million for the third quarter 2016.

For the nine months ended September 30, 2017, the Company reported revenue of $16.4 million compared to $26.5 million for the same period in 2016. Net income was $0.3 million, or $0.03 per diluted share, compared to net income of $6.1 million, or $0.50 per diluted share for the same period in 2016. Gross profit margin was 76.0%, compared to 81.7% for the same period in 2016. Domestic sales were 86.6% of total revenue, compared to 89.7% for the same period in 2016. Revenue for the nine months ended September 30, 2017 included $0.8 million in sales of our patient vital signs monitoring systems to international customers.

Non-GAAP net income was $1.4 million for the nine months ended September 30, 2017, compared to non-GAAP net income of $7.1 million for the same period in 2016. Non-GAAP earnings per diluted share was $0.12 for the nine months ended September 30, 2017, compared to $0.59 for the same period in 2016. Free cash flow was $1.4 million for the nine months ended September 30, 2017, compared to $6.6 million for the same period in 2016.

As of September 30, 2017, the Company had cash, cash equivalents and investments of $25.2 million. During the nine months ended September 30, 2017, the Company repurchased $1.8 million of its common stock. We intend to retire the repurchased common stock prior to December 31, 2017.

“I am pleased with these results as third quarter revenue was slightly higher than our expectation and both GAAP and non-GAAP earnings came in well above our estimates. In what is typically our most challenging quarter, we were able to maintain the momentum in customer bookings that has been building throughout 2017. Based on these stronger than expected third quarter results, we are increasing our full year non-GAAP earnings guidance to $0.17 to $0.18 per share,” said Roger Susi, President and Chief Executive Officer of the Company.

“Additionally, as announced in our October 26th press release, we have received FDA 510(k) clearance for our new 3880 MRI compatible patient vital signs monitoring system. This is a very important step for Iradimed and a milestone in our history. We are anxious to begin shipping this device to our U.S. customers and satisfying their already existing demand for the monitor. We are also in the process of obtaining clearance for our MRI compatible patient monitor from other regulatory bodies worldwide as we look to penetrate other sizable markets with our new device,” said Susi.

Financial Guidance

For the fourth quarter 2017, the Company expects revenue of approximately $6.3 million to $6.7 million, GAAP diluted earnings per share of $0.00 to $0.02 and non-GAAP diluted earnings per share of $0.05 to $0.06.

The Company increased its full year 2017 non-GAAP diluted earnings per share guidance and now expects to report non-GAAP diluted earnings per share of $0.17 to $0.18, compared to its previous estimate of $0.10 to $0.13.

The Company’s non-GAAP earnings per share guidance excludes stock-based compensation expense, net of tax, which includes a one-time charge to earnings, net of tax, related to the modification of the underwriters’ warrants on July 17, 2017 as announced in an 8-K filed with the Securities and Exchange Commission on July 21, 2017. The Company expects stock-based compensation expense (including the one-time charge for the warrant modification), net of tax to be approximately $0.3 million and $1.5 million for the fourth quarter and full year 2017, respectively.

Use of non-GAAP Financial Measures

The Company believes the use of non-GAAP net income, free cash flow and infrequent income tax items are helpful to our investors. These measures, which we refer to as our non-GAAP financial measures, are not prepared in accordance with GAAP. We calculate non-GAAP net income as net income excluding stock-based compensation expense, net of tax. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between our operating results from period to period. We calculate free cash flow as net cash provided by operating activities less net cash used in investing activities for purchases of property and equipment. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions, strengthening our balance sheet and returning cash to our shareholders via share repurchases. Infrequent tax items are considered based on their nature and are excluded from the provision for income taxes as these costs or benefits are not indicative of our normal or future provision for income taxes. All of our non-GAAP financial measures are important tools for financial and operational decision making and for evaluating our operating results.

A reconciliation of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in the table later in this release immediately following the condensed statements of cash flows. These non-GAAP financial measures should not be considered in isolation or as a substitute for a measure of the Company’s operating performance or liquidity prepared in accordance with U.S. GAAP and are not indicative of net income or cash provided by operating activities.

Conference Call

IRADIMED has scheduled a conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time today, October 30, 2017. Individuals interested in listening to the conference call may do so by dialing 1-844-413-1781 for domestic callers, or 1-716-247-5767 for international callers, and entering the reservation code 1131798.

The conference call will also be available real-time via the internet at http://www.iradimed.com/en-us/investors/events/. A recording of the call will be available on the Company’s website following the completion of the call.

About IRADIMED CORPORATION

IRADIMED CORPORATION is a leader in the development of innovative MRI compatible medical devices. We are the only known provider of non-magnetic intravenous (IV) infusion pump systems that are specifically designed to be safe for use during MRI procedures. We were the first to develop an infusion delivery system that largely eliminates many of the dangers and problems present during MRI procedures. Standard infusion pumps contain magnetic and electronic components which can create radio frequency interference and are dangerous to operate in the presence of the powerful magnet that drives an MRI system. Our patented MRidium® MRI compatible IV infusion pump system has been designed with a non-magnetic ultrasonic motor, uniquely-designed non-ferrous parts and other special features in order to safely and predictably deliver anesthesia and other IV fluids during various MRI procedures. Our pump solution provides a seamless approach that enables accurate, safe and dependable fluid delivery before, during and after an MRI scan, which is important to critically-ill patients who cannot be removed from their vital medications, and children and infants who must generally be sedated in order to remain immobile during an MRI scan.

Our 3880 MRI compatible patient vital signs monitoring system has been designed with non-magnetic components and other special features in order to safely and accurately monitor a patient’s vital signs during various MRI procedures. The IRADIMED 3880 monitor is rated for operation in magnetic fields up to 30,000 gauss, which means it can operate virtually anywhere in the MRI scanner room. The IRADIMED 3880 has a compact, lightweight design, facilitating the transportation of patients from their critical care unit, to the MRI and back, resulting in increased patient safety through uninterrupted vital signs monitoring and decreasing the amount of time critically ill patients are away from critical care units. The features of the IRADIMED 3880 include: wireless ECG with dynamic gradient filtering; wireless SpO2 using Masimo® algorithms; respiratory CO2; non-invasive blood pressure; patient temperature, and; optional advanced multi-gas anesthetic agent unit featuring continuous Minimum Alveolar Concentration measurements. The IRADIMED 3880 MRI compatible patient vital signs monitoring system has an easy-to-use design, small form factor and unique wireless tablet remote control that allows for the effective communication of patient vital signs information to clinicians located in the MRI control room. Our 3880 MRI compatible patient vital signs monitoring system is currently available to domestic and international customers.

For more information please visit www.iradimed.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Act of 1995, particularly statements regarding our expectations, beliefs, plans, intentions, future operations, financial condition and prospects, and business strategies. These statements relate to future events or our future financial performance or condition and involve unknown risks, uncertainties and other factors that could cause our actual results, level of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. The risks and uncertainties referred to above include, but are not limited to, risks associated with the Company’s ability to receive FDA 510(k) clearance for new products; unexpected costs, delays or diversion of management’s attention associated with the design, manufacture or sale of new products; implement successful sales techniques for existing and future products; evaluate the effectiveness of its sales techniques; additional actions by or requests from the FDA; our significant reliance on a single product; unexpected costs, expenses and diversion of management attention resulting from the FDA warning letter; potential disruptions in our limited supply chain for our products; a reduction in international distribution; actions of the FDA or other regulatory bodies that could delay, limit or suspend product development, manufacturing or sales; the effect of recalls, patient adverse events or deaths on our business; difficulties or delays in the development, production, manufacturing and marketing of new or existing products and services; changes in laws and regulations or in the interpretation or application of laws or regulations.

Further information on these and other factors that could affect the Company’s financial results is included in filings we make with the Securities and Exchange Commission from time to time. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update forward-looking statements.

IRADIMED CORPORATION

CONDENSED BALANCE SHEETS

	September 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$18,406,305	$17,713,871
Accounts receivable, net	3,508,432	3,775,699
Investments	6,804,783	7,965,521
Inventory, net	4,129,357	3,886,590
Prepaid expenses and other current assets	287,061	362,900
Prepaid income taxes	311,217	151,820
Total current assets	33,447,155	33,856,401
Property and equipment, net	1,853,506	1,456,149
Intangible assets, net	885,713	918,712
Deferred income taxes	1,553,469	789,402
Other assets	179,785	173,820
Total assets	$37,919,628	$37,194,484

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$794,446	$1,120,830
Accrued payroll and benefits	1,438,417	1,035,266
Other accrued taxes	68,247	119,094
Warranty reserve	48,513	40,905
Deferred revenue	1,380,618	1,033,146
Other current liability	120,634	120,634
Accrued income taxes	—	192,006
Total current liabilities	3,850,875	3,661,881
Deferred revenue	1,928,347	1,643,478
Total liabilities	5,779,222	5,305,359
Stockholders’ equity:
Common stock	1,076	1,072
Additional paid-in capital	13,808,596	12,055,188
Retained earnings	20,171,907	19,869,714
Treasury stock	(1,818,542)	—
Accumulated other comprehensive loss	(22,631)	(36,849)
Total stockholders’ equity	32,140,406	31,889,125
Total liabilities and stockholders’ equity	$37,919,628	$37,194,484

IRADIMED CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$5,689,724	$7,673,217	$16,376,648	$26,506,275
Cost of revenue	1,307,767	1,405,884	3,929,699	4,850,748
Gross profit	4,381,957	6,267,333	12,446,949	21,655,527
Operating expenses:
General and administrative	2,551,290	1,869,927	6,848,472	7,217,854
Sales and marketing	1,251,901	1,346,742	3,940,216	4,039,550
Research and development	382,704	457,134	1,373,005	983,291
Total operating expenses	4,185,895	3,673,803	12,161,693	12,240,695
Income from operations	196,062	2,593,530	285,256	9,414,832
Other income (expense), net	28,715	(4,017)	79,377	23,092
Income before provision for income taxes	224,777	2,589,513	364,633	9,437,924
Provision for income tax expense	32,384	1,029,029	48,507	3,364,179
Net income	$192,393	$1,560,484	$316,126	$6,073,745

Net income per share:
Basic	$0.02	$0.15	$0.03	$0.56
Diluted	$0.02	$0.13	$0.03	$0.50
Weighted average shares outstanding:
Basic	10,565,598	10,684,650	10,664,132	10,852,476
Diluted	11,643,044	11,867,997	11,710,377	12,055,467

IRADIMED CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2017	2016
Operating activities:
Net income	$316,126	$6,073,745
Adjustments to reconcile net income to net cash provided by operating activities:
Change in allowance for doubtful accounts	(9,557)	19,100
Provision for excess and obsolete inventory	38,021	86,543
Depreciation and amortization	970,705	709,871
Write-off of non-trade accounts receivable	205,444	—
Excess tax benefit on the exercise of stock options	—	(550,431)
Stock-based compensation	1,735,078	1,788,045
Loss on maturities of investments	6,757	80,542
Changes in operating assets and liabilities:
Accounts receivable	71,380	(648,730)
Inventory	(273,121)	(1,170,928)
Prepaid expenses and other current assets	(576,504)	(622,454)
Other assets	(6,714)	(87,001)
Deferred income taxes	(769,615)	(638,467)
Accounts payable	(334,051)	(13,542)
Accrued payroll and benefits	403,151	7,667
Other accrued taxes	(50,847)	160,594
Warranty reserve	7,608	4,061
Deferred revenue	632,341	1,259,997
Other current liability	—	115,489
Accrued income taxes, net of prepaid income taxes	(351,403)	608,526
Net cash provided by operating activities	2,014,799	7,182,627

Investing activities:
Purchases of investments	(1,321,257)	(4,284,445)
Proceeds from maturities of investments	2,495,004	4,075,103
Purchases of property and equipment	(653,171)	(547,087)
Capitalized intangible assets	(28,800)	(588,228)
Net cash provided by (used in) investing activities	491,776	(1,344,657)

Financing activities:
Proceeds from stock option exercises	49,460	217,015
Income tax benefit credited to equity	—	550,431
Taxes paid related to net share settlement of equity awards	(45,059)	—
Purchases of treasury stock	(1,818,542)	(9,969,468)
Net cash used in financing activities	(1,814,141)	(9,202,022)
Net increase (decrease) in cash and cash equivalents	692,434	(3,364,052)
Cash and cash equivalents, beginning of period	17,713,871	19,368,114
Cash and cash equivalents, end of period	$18,406,305	$16,004,062

IRADIMED CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Non-GAAP Net Income and Diluted EPS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$192,393	$1,560,484	$316,126	$6,073,745
Excluding:
Stock-based compensation expense, net of tax expense	582,974	136,849	1,128,195	1,074,712
Non-GAAP net income	$775,367	$1,697,333	$1,444,321	$7,148,457
Weighted-average shares outstanding — diluted	11,643,044	11,867,997	11,710,377	12,055,467
Non-GAAP net income per share — diluted	$0.07	$0.14	$0.12	$0.59

Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net cash provided by operating activities	$1,907,910	$3,420,757	$2,014,799	$7,182,627
Less:
Purchases of property and equipment	241,971	123,040	653,171	547,087
Free cash flow	$1,665,939	$3,297,717	$1,361,628	$6,635,540

Media Contact:

Chris Scott

Chief Financial Officer

IRADIMED CORPORATION

(407) 677-8022

InvestorRelations@iradimed.com